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                                   EXHIBIT 3.7








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                                     CHARTER
                                       OF

                                 TENGASCO, INC.
                                 --------------


The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1. The name of the corporation is  TENGASCO, INC.
                                  ---------------

[NOTE: Pursuant to Tennessee Code Annotated Section 48-14-101(a)(1), each corporation name must contain the word "corporation", "incorporated", or "company" or the abbreviation "corp.", "inc." or "co."]

2. The number of shares of stock the corporation is authorized to issue is

50 million shares with par value of $.001/share
-----------------------------------------------

3. (a) The complete address of the corporation's initial registered office in Tennessee is

Wesley M. Baker, 4928 Homberg Dr., Knoxville,  TN    37919
--------------------------------------------------------------------------
Street Address                      City       State, Zip Code

County of  Knox
          ------
[NOTE: A street address, a zip code and the county are required by Tennessee Code Annotated Section 48-12-102(a)(3).]


(b) The name of the initial registered agent, to be located at the address listed in 3 (a), is

Wesley M. Baker, Esq.
--------------------------------------------------------------------------

4. The name and complete address of each incorporator is:


Wesley M. Baker, 4928 Homberg Dr., Suite B-3, Knoxville, TN  37919
--------------------------------------------------------------------------
Name             Address                                     Zip Code


--------------------------------------------------------------------------

Name             Address                                     Zip Code


--------------------------------------------------------------------------
Name             Address                                     Zip Code

[NOTE: An address and zip code are both required by Tennessee Code Annotated
Section 48-12-102 (a)(4).]

5. The complete address of the corporation's principal office is:

4928 Homberg Dr., Suite B-3, Knoxville,  TN  37919
-------------------------------------------------------------------------
Street Address               City        State/Country, Zip Code

[NOTE: An address and a zip code are both required by Tennessee Code Annotated
Section 48-12-102 (a)(5).]

6. The corporation is for profit.

7. Other provisions:
[NOTE: Insert here any provision(s) desired and permitted by law. Examples: names and addresses of persons serv-[ILLEGIBLE]


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[ILLEGIBLE]the corporation, provision [ILLEGIBLE]
duly, etc. See Tennessee Code Annotated Section 48-12-102(b).]

April 26, 1995                      /s/ Wesley M. Baker
--------------                      --------------------------------------
Signature Date                      Incorporator's Signature


                                    Wesley M. Baker
                                    --------------------------------------
                                    Incorporator's Name (typed or printed)



[SEAL] State of Tennessee                                          BDA 1678
--------------------------------------------------------------------------------

       Secretary of State
      Corporations Section                   DATE: 04/28/95
 James K. Polk Building, Suite 1800          REQUEST NUMBER: 3005-0107
   Nashville, Tennessee  37243-0306          TELEPHONE CONTACT: (615) 741-0537
                                             FILE DATE/TIME: 04/28/95  1024
                                             EFFECTIVE DATE/TIME: 04/28/95 1024
                                             CONTROL NUMBER: 0294055

TO:

WESLEY BAKER, ATTY AT LAW
4928 HOMBERG DR
SUITE B-3
KNOXVILLE, TN  37919

RE:
 TENGASCO, INC.
 CHARTER - FOR PROFIT


CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION'S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICER OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.


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--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FOR: CHARTER - FOR PROFIT                                  ON DATE: 04/28/95
                                                           FEES
FROM:                                      RECEIVED:       $50.00        $50.00
BUBBY, INC.
4928 HOMBERG DR                    TOTAL PAYMENT RECEIVED:              $100.00
KNOXVILLE, TN  37919-0000                  RECEIPT NUMBER:          00001801452
                                           ACCOUNT NUMBER:             00215698

[SEAL] State of Tennessee                           /s/ Riley C. Darnell
                                                    --------------------
                                                    RILEY C. DARNELL
                                                    SECRETARY OF STATE

SS-4458